EXHIBIT 21

Subsidiaries of ePlus

ePlus Group, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Technology, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Government, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Capital, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Content Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Systems, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Canada Company, registered in Canada, a wholly-owned subsidiary of ePlus Capital, inc.

ePlus Document Systems, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Information Holdings, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Technology, inc.

ePlus Government Services, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary

ePlus Jamaica, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Group, inc.

ePlus Iceland, inc., a Commonwealth of Virginia corporation, a wholly-owned subsidiary of ePlus Group, inc.